Exhibit 99.1

SUPERVALU Reports Second Quarter Fiscal 2014 Results

Second quarter highlights:

  New management team finalized
  Continued reduction in the rate of sales decline in Retail Food and Save-A-Lot
  ID sales for corporate stores in the Save-A-Lot network positive 4.6%

MINNEAPOLIS--(BUSINESS WIRE)--October 17, 2013--SUPERVALU INC. (NYSE: SVU) today reported second quarter fiscal 2014 net sales of $3.95 billion and net earnings of $40 million, or $0.15 per diluted share.

Net earnings from continuing operations for the second quarter of fiscal 2014 was $39 million, or $0.15 per diluted share, and included $9 million in after-tax income related to the previous sale of a distribution center and a $3 million after-tax charge related to a legal settlement. When adjusted for these items, second quarter fiscal 2014 net earnings from continuing operations was $33 million, or $0.13 per diluted share. Net loss from continuing operations for last year’s second quarter was $56 million, or $0.26 per diluted share, which included $36 million in after-tax charges primarily related to the write-off of unamortized loan costs, asset impairments, and store closures. When adjusted for these items, last year’s second quarter net loss from continuing operations was $20 million, or $0.09 per diluted share. Net income from discontinued operations in the second quarter of fiscal 2014 was $1 million. [See tables 1-4 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

“Similar to what we outlined in the first quarter, we remain focused on delivering steady improvements in our business each and every quarter,” said Sam Duncan, SUPERVALU’s president and chief executive officer. “While our end goal won’t be achieved overnight, I am encouraged with our results this quarter and, more importantly, the way we are achieving these results by building a strong foundation that is focused on our customers.”

Second Quarter Results – Continuing Operations

Second quarter net sales were $3.95 billion compared to $3.94 billion last year, an increase of 0.2 percent. Net sales for all periods now include fees earned under the transition services agreements (“TSA”) with Albertsons LLC and New Albertsons, Inc. Fees earned in the second quarter were $62 million compared to $10 million last year. Total sales within the Independent Business segment decreased 1.6%. Identical store sales in the Save-A-Lot network were negative 0.3 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 4.6 percent. Identical store sales in the Retail Food segment were negative 0.9 percent.

Gross profit margin for the second quarter was $577 million, or 14.6 percent of net sales, compared to $529 million, or 13.4 percent of net sales last year. Gross profit for all periods now include fees earned under the TSA. The increase in gross profit was driven by the increase in fees earned under the TSA compared to last year as well as the benefit of lower infrastructure costs in the current year as a result of cost reduction initiatives, partly offset by investment in price.

Selling and administrative expenses in the second quarter were $465 million, or 11.8 percent of net sales, and included a $14 million pre-tax gain related to the sale of a distribution center and a $5 million pre-tax expense for a legal settlement. When adjusted for these items, selling and administrative expenses in the second quarter were $474 million, or 12.0 percent of net sales. Last year’s second quarter selling and administrative expenses were $541 million, or 13.7 percent of net sales, and included $36 million of pre-tax charges related to store closures, asset impairments, and employee severance. When adjusted for these charges, last year’s selling and administrative expenses were $505 million, or 12.8 percent of net sales. The decline in selling and administrative expenses was primarily driven by the benefits from the Company’s cost cutting initiatives and lower depreciation expense. Selling and administrative expenses in all periods no longer include a reduction attributable to TSA fees earned.

Net interest expense for the second quarter was $51 million compared to $75 million last year. Last year’s interest expense included $22 million in pre-tax charges related to writing-off the unamortized loan costs associated with the Company’s previous senior secured credit facility. When adjusted for these charges, last year’s interest expense was $53 million. The decrease in interest expense was primarily driven by lower average rates and lower outstanding balances on the Company’s senior notes.

SUPERVALU’s income tax expense was $22 million, or 36.1 percent of pre-tax earnings, for the second quarter, compared to an income tax benefit of $31 million, or 35.6 percent of pre-tax loss in last year’s second quarter.

Independent Business

Second quarter Independent Business net sales were $1.84 billion compared to $1.87 billion last year, a decrease of 1.6 percent, primarily due to lower sales to existing customers, including military, offset in part by net new business.

Independent Business operating earnings in the second quarter were $73 million, or 3.9 percent of net sales, and included a $14 million pre-tax gain related to the sale of a distribution center. When adjusted for this gain, Independent Business operating earnings in the second quarter were $59 million, or 3.2 percent of net sales. Last year’s Independent Business operating earnings in the second quarter were $52 million, or 2.8 percent of net sales. The increase in Independent Business operating earnings was primarily attributable to higher gross margins and lower logistics costs.

Save-A-Lot

Second quarter Save-A-Lot net sales were $972 million compared to $973 million last year, a decrease of 0.1 percent, reflecting the impact from network identical store sales of negative 0.3 percent partially offset by the impact from new stores. Identical store sales for corporate operated stores within the Save-A-Lot network were positive 4.6 percent.

Save-A-Lot operating earnings in the second quarter were $32 million, or 3.3 percent of net sales, and included a $5 million pre-tax charge related to a legal settlement. When adjusted for this charge, Save-A-Lot operating earnings were $37 million, or 3.7 percent of net sales. Last year’s Save-A-Lot operating earnings in the second quarter were $17 million, or 1.8 percent of net sales, and included $16 million in pre-tax charges primarily related to store closures. When adjusted for these charges, Save-A-Lot operating earnings in last year’s second quarter were $33 million, or 3.5 percent of net sales.

Retail Food

Second quarter Retail Food net sales were $1.07 billion compared to $1.09 billion last year, a decline of 1.1 percent, primarily reflecting identical store sales of negative 0.9 percent. The sequential improvement in identical store sales was driven by the impact of incremental price investments.

Retail Food operating earnings in the second quarter were $7 million, or 0.7 percent of net sales. Last year’s Retail Food operating loss was $5 million, or 0.5 percent of net sales, and included $17 million in pre-tax charges primarily related to asset impairments. When adjusted for these charges, last year’s Retail Food operating earnings in the second quarter were $12 million, or 1.1 percent of net sales. The decline in Retail Food adjusted operating earnings was primarily driven by incremental investment in price and store labor partially offset by the benefit from the Company’s cost cutting initiatives and lower depreciation expense.

Corporate

Second quarter fees received under the TSA were $62 million compared to $10 million last year, reflecting a higher number of stores and distribution centers covered under the agreements and a portion of the one-year transition fee earned under the TSA. Net Corporate operating income in the second quarter was zero compared to a net operating loss of $76 million last year, which included $3 million of charges for employee severance. When adjusted for these charges, last year’s net Corporate operating loss was $73 million. The reduction in Corporate operating loss was driven primarily by incremental fees received under the TSA which covered administrative costs remaining in continuing operations. Last year’s expense included administrative costs of the disposed operations that were not covered by the previous TSA.

Cash flows – Continuing Operations

Year-to-date fiscal 2014 net cash flows used in operating activities were $120 million compared to net cash provided from operating activities of $47 million last year, reflecting higher cash tax payments and working capital in the current year. Year-to-date net cash flows used in investing activities were $29 million compared to $145 million in the prior year, reflecting lower levels of capital expenditures. Year-to-date net cash flows provided by financing activities were $116 million compared to a use of $88 million in the prior year, reflecting proceeds received from the issuance of common stock to Symphony Investors net of payments toward debt financing costs.

Discontinued Operations

On January 10, 2013, the Company announced it had reached a definitive agreement for the sale of five retail grocery banners (Albertsons, Acme, Jewel-Osco, Shaw’s and Star Market). This transaction was completed on March 21, 2013. The results from these banners are presented as discontinued operations for all periods and include the operating results and charges related to these stores.

Conference Call

A conference call to review the second quarter results is scheduled for 7:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."

About SUPERVALU INC.
SUPERVALU Inc. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of approximately 3,420 stores composed of 1,900 independent stores serviced primarily by the Company’s food distribution business, 1,334 Save-A-Lot stores, of which 957 are operated by licensee owners; and 191 traditional retail grocery stores. Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, regulatory matters, food and drug safety issues, self-insurance, legal and administrative proceedings, information technology, severe weather, natural disasters and adverse climate changes, tax matters, the continuing review of goodwill and other intangible assets, accounting matters, the effect of the sale of the New Albertsons banners, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In millions, except per share data)	Fiscal Quarter Ended		Fiscal Quarter Ended
	September 7, 2013		September 8, 2012
	(12 weeks)	% of Net sales	(12 weeks)	% of Net sales

Net sales(1)	$3,948	100.0%	$3,939	100.0%
Cost of sales	3,371	85.4%	3,410	86.6%
Gross profit	577	14.6%	529	13.4%
Selling and administrative expenses(1)	465	11.8%	541	13.7%
Operating earnings (loss)	112	2.8%	(12)	(0.3)%
Interest expense, net	51	1.3%	75	1.9%
Earnings (loss) from continuing operations before income taxes(2)	61	1.5%	(87)	(2.2)%
Income tax provision (benefit)	22	0.5%	(31)	(0.8)%
Net earnings (loss) from continuing operations(2)	39	1.0%	(56)	(1.4)%
Income (loss) from discontinued operations, net of tax	1	0.0%	(55)	(1.4)%
Net earnings (loss)	$40	1.0%	$(111)	(2.8)%

Basic net earnings (loss) per share:
Net earnings (loss) per share from continuing operations	$0.15		$(0.26)
Net earnings (loss) per share from discontinued operations	$-		$(0.26)
Net earnings (loss) per share	$0.15		$(0.52)

Diluted net earnings (loss) per share:
Net earnings (loss) per share from continuing operations(2)	$0.15		$(0.26)
Net earnings (loss) per share from discontinued operations	$-		$(0.26)
Net earnings (loss) per share	$0.15		$(0.52)

Dividends declared per share	$-		$-

Weighted average number of shares outstanding:
Basic	258		212
Diluted	261		212

(1)	During the second quarter of fiscal 2014, the Company revised its presentation of fees earned under its transition services agreements. The Company historically presented fees earned under its transition services agreements as a reduction of Selling and administrative expenses. The presentation of such fees earned has been revised and are now reflected as revenue, within Net sales of Corporate, for all periods. The revision had the effect of increasing both Net sales and Gross profit, with a corresponding increase in Selling and administrative expenses. These revisions did not impact Operating earnings (loss), Earnings (loss) from continuing operations before income taxes, Net earnings (loss), cash flows, or financial position for any period reported.

(2)	Results from continuing operations for the second quarter ended September 7, 2013 include a net gain of $9 before tax ($6 after tax, or $0.02 per diluted share), comprised of a gain on sale of property of $14 before tax ($9 after tax, or $0.03 per diluted share), offset in part by a legal settlement charge of $5 before tax ($3 after tax, or $0.01 per diluted share).

	Results from continuing operations for the second quarter ended September 8, 2012 include net charges and costs of $58 before tax ($36 after tax, or $0.17 per diluted share), comprised of a non-cash unamortized financing cost charge of $22 before tax ($14 after tax, or $0.07 per diluted share) recorded in Interest expense, net and non-cash asset impairment and other charges of $17 before tax ($11 after tax, or $0.05 per diluted share), store closure impairment charges of $12 ($7 after tax, or $0.03 per diluted share) and multi-employer pension withdrawal and severance costs of $7 before tax ($4 after tax, or $0.02 per diluted share) recorded in Selling and administrative expenses.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In millions, except per share data)	Fiscal Year-to-Date		Fiscal Year-to-Date
	September 7, 2013		September 8, 2012
	(28 weeks)	% of Net sales	(28 weeks)	% of Net sales

Net sales(1)	$9,190	100.0%	$9,189	100.0%
Cost of sales	7,817	85.1%	7,940	86.4%
Gross profit	1,373	14.9%	1,249	13.6%
Selling and administrative expenses(1)	1,179	12.8%	1,227	13.4%
Operating earnings	194	2.1%	22	0.2%
Interest expense, net	300	3.3%	148	1.6%
Loss from continuing operations before income taxes(2)	(106)	(1.2)%	(126)	(1.4)%
Income tax benefit	(40)	(0.4)%	(52)	(0.6)%
Net loss from continuing operations(2)	(66)	(0.7)%	(74)	(0.8)%
Income from discontinued operations, net of tax	191	2.1%	4	0.0%
Net earnings (loss)	$125	1.4%	$(70)	(0.8)%

Basic net earnings (loss) per share:
Net loss per share from continuing operations	$(0.26)		$(0.35)
Net earnings per share from discontinued operations	$0.76		$0.02
Net earnings (loss) per share	$0.50		$(0.33)

Diluted net earnings (loss) per share:
Net loss per share from continuing operations(2)	$(0.26)		$(0.35)
Net earnings per share from discontinued operations	$0.75		$0.02
Net earnings (loss) per share	$0.49		$(0.33)

Dividends declared per share	$-		$0.0875

Weighted average number of shares outstanding:
Basic	251		212
Diluted	255		212

(1)	During the second quarter of fiscal 2014, the Company revised its presentation of fees earned under its transition services agreements. The Company historically presented fees earned under its transition services agreements as a reduction of Selling and administrative expenses. The presentation of such fees earned has been revised and are now reflected as revenue, within Net sales of Corporate, for all periods. The revision had the effect of increasing both Net sales and Gross profit, with a corresponding increase in Selling and administrative expenses. These revisions did not impact Operating earnings (loss), Earnings (loss) from continuing operations before income taxes, Net earnings (loss), cash flows, or financial position for any period reported.

(2)	Results from continuing operations for the year-to-date ended September 7, 2013 include net costs and charges of $218 before tax ($133 after tax, or $0.52 per diluted share), comprised of non-cash unamortized financing cost charges and original issue discount acceleration of $98 before tax ($60 after tax, or $0.24 per diluted share), debt refinancing costs of $71 before tax ($44 after tax, or $0.17 per diluted share), severance costs and accelerated stock-based compensation charges of $39 before tax ($24 after tax, or $0.09 per diluted share), non-cash asset impairment and other charges of $14 before tax ($9 after tax, or $0.03 per diluted share), a legal settlement charge of $5 before tax ($3 after tax, or $0.01 per diluted share) and contract breakage and other costs of $5 before tax ($2 after tax, or $0.01 per diluted share), offset in part by a gain on sale of property of $14 before tax ($9 after tax, or $0.03 per diluted share).

	Results from continuing operations for the year-to-date ended September 8, 2012 include net charges and costs of $58 before tax ($36 after tax, or $0.17 per diluted share), comprised of a non-cash unamortized financing cost charge of $22 before tax ($14 after tax, or $0.07 per diluted share) recorded in Interest expense, net and non-cash asset impairment and other charges of $17 before tax ($11 after tax, or $0.05 per diluted share), store closure impairment charges of $12 ($7 after tax, or $0.03 per diluted share) and multi-employer pension withdrawal and severance costs of $7 before tax ($4 after tax, or $0.02 per diluted share) recorded in Selling and administrative expenses.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)

	Fiscal Quarter Ended	Fiscal Quarter Ended
	September 7, 2013	September 8, 2012
(In millions)	(12 weeks)	(12 weeks)

Net sales
Independent Business	$1,840	$1,870
% of total	46.6%	47.5%
Save-A-Lot	972	973
% of total	24.6%	24.7%
Retail Food	1,074	1,086
% of total	27.2%	27.6%
Corporate	62	10
% of total	1.6%	0.2%
Total net sales	$3,948	$3,939
	100.0%	100.0%

Operating earnings (loss)
Independent Business(1)	$73	$52
% of Independent Business sales	3.9%	2.8%
Save-A-Lot(2)	32	17
% of Save-A-Lot sales	3.3%	1.8%
Retail Food(3)	7	(5)
% of Retail Food sales	0.7%	(0.5)%
Corporate(4)	-	(76)
Total operating earnings (loss)	112	(12)
% of total net sales	2.8%	(0.3)%
Interest expense, net(5)	51	75
Earnings (loss) from continuing operations before income taxes	61	(87)
Income tax provision (benefit)	22	(31)
Net earnings (loss) from continuing operations	39	(56)
Income (loss) from discontinued operations, net of tax	1	(55)
Net earnings (loss)	$40	$(111)

LIFO charge (credit)
Independent Business	$-	$1
Retail Food	(1)	1
Total LIFO charge (credit)	$(1)	$2

Depreciation and amortization
Independent Business	$11	$15
Save-A-Lot	15	16
Retail Food	44	55
Total depreciation and amortization	$70	$86

During the first quarter of fiscal 2014, the Company reclassified the segment presentation of certain corporate administrative expenses and related fees earned under the Company’s transition services agreements, pension and other postretirement plan expenses for inactive and corporate participants in the SUPERVALU Retirement Plan and certain other corporate costs to properly reflect the structure under which the Company is now managed. These changes primarily resulted in the recast of net expenses from Retail Food to Corporate for all periods presented and as previously reported in the Company’s Quarterly Report on Form 10-Q for the second quarter ended September 8, 2012. These changes do not revise or restate information previously reported in the Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets, Consolidated Statements of Stockholders’ Equity or Condensed Consolidated Statements of Cash Flows for the Company for any period.

(1) Independent Business operating earnings for the second quarter ended September 7, 2013 includes a gain on sale of property of $14.

(2) Save-A-Lot operating earnings for the second quarter ended September 7, 2013 includes a legal settlement charge of $5. Save-A-Lot operating earnings for the second quarter ended September 8, 2012 includes charges for previously announced store closures of $12 and non-cash asset impairment charges of $4.

(3) Retail Food operating loss for the second quarter ended September 8, 2012 includes non-cash asset impairment charges of $13 and multi-employer pension withdrawal costs of $4.

(4) Corporate operating loss for the second quarter ended September 8, 2012 includes severance costs of $3.

(5) Interest expense, net for the second quarter ended September 8, 2012 includes a non-cash unamortized financing cost charge of $22 related to debt which was replaced as a result debt refinancing.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)

	Fiscal Year-to-Date	Fiscal Year-to-Date
	September 7, 2013	September 8, 2012
(In millions)	(28 weeks)	(28 weeks)

Net sales
Independent Business	$4,303	$4,348
% of total	46.8%	47.3%
Save-A-Lot	2,238	2,260
% of total	24.4%	24.6%
Retail Food	2,503	2,558
% of total	27.2%	27.9%
Corporate	146	23
% of total	1.6%	0.2%
Total net sales	$9,190	$9,189
	100.0%	100.0%

Operating earnings
Independent Business(1)	$128	$120
% of Independent Business sales	3.0%	2.8%
Save-A-Lot(2)	84	76
% of Save-A-Lot sales	3.7%	3.4%
Retail Food(3)	32	4
% of Retail Food sales	1.3%	0.1%
Corporate(4)	(50)	(178)
Total operating earnings (loss)	194	22
% of total net sales	2.1%	0.2%
Interest expense, net(5)	300	148
Loss from continuing operations before income taxes	(106)	(126)
Income tax benefit	(40)	(52)
Net loss from continuing operations	(66)	(74)
Income from discontinued operations, net of tax	191	4
Net earnings (loss)	$125	$(70)

LIFO charge (credit)
Independent Business	$1	$1
Retail Food	(2)	3
Total LIFO charge (credit)	$(1)	$4

Depreciation and amortization
Independent Business	$29	$35
Save-A-Lot	35	37
Retail Food	104	126
Total depreciation and amortization	$168	$198

During the first quarter of fiscal 2014, the Company reclassified the segment presentation of certain corporate administrative expenses and related fees earned under the Company’s transition services agreements, pension and other postretirement plan expenses for inactive and corporate participants in the SUPERVALU Retirement Plan and certain other corporate costs to properly reflect the structure under which the Company is now managed. These changes primarily resulted in the recast of net expenses from Retail Food to Corporate for all periods presented and as previously reported in the Company’s Quarterly Report on Form 10-Q for the second quarter ended September 8, 2012. These changes do not revise or restate information previously reported in the Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets, Consolidated Statements of Stockholders’ Equity or Condensed Consolidated Statements of Cash Flows for the Company for any period.

(1) Independent Business operating earnings for the fiscal year-to-date ended September 7, 2013 includes severance costs of $13, contract breakage and other costs of $1, offset in part by a gain on sale of property of $14.

(2) Save-A-Lot operating earnings for the fiscal year-to-date ended September 7, 2013 includes a legal settlement charge of $5, non-cash asset impairment charges of $3 and severance costs of $2. Save-A-Lot operating earnings for the fiscal year-to-date ended September 8, 2012 includes charges for previously announced store closures of $12 and non-cash asset impairment charges of $4.

(3) Retail Food operating earnings for the fiscal year-to-date ended September 7, 2013 includes non-cash asset impairment charges related to software projects abandoned during the quarter of $9, severance costs and accelerated stock-based compensation charges of $7 and contract breakage costs of $2. Retail Food operating earnings for the fiscal year-to-date ended September 8, 2012 includes non-cash asset impairment charges and other charges of $13 and severance and multi-employer pension withdrawal costs of $4.

(4) Corporate operating loss for the fiscal year-to-date ended September 7, 2013 includes severance costs of $17, contract breakage and other costs of $2 and non-cash asset impairment charges of $2. Corporate operating loss for the fiscal year-to-date ended September 8, 2012 includes severance costs of $3.

(5) Interest expense, net for the fiscal year-to-date ended September 7, 2013 includes unamortized financing cost charges and original issue discount acceleration of $98 and debt refinancing costs of $71 related to the Company's March 2013 refinancing, the amendment to the $1,500 term loan and the $372 modified "Dutch Auction" tender offer for its senior secured notes due 2016. Interest expense, net for the fiscal year-to-date ended September 8, 2012 includes a non-cash unamortized financing cost charge of $22 related to debt which was replaced as a result debt refinancing.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	September 7, 2013	February 23, 2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$81	$72
Receivables, net	578	466
Inventories, net	949	854
Other current assets	197	84
Current assets of discontinued operations	2	1,494
Total current assets	1,807	2,970
Property, plant and equipment, net	1,555	1,700
Goodwill	847	847
Intangible assets, net	47	51
Deferred tax assets	319	345
Other assets	163	144
Long-term assets of discontinued operations	-	4,977

Total assets	$4,738	$11,034

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$1,374	$1,364
Current maturities of long-term debt and capital lease obligations	66	74
Other current liabilities	213	211
Current liabilities of discontinued operations	-	2,701
Total current liabilities	1,653	4,350
Long-term debt and capital lease obligations	2,921	2,815
Pension and other postretirement benefit obligations	856	962
Long-term tax liabilities	124	308
Other long-term liabilities	215	223
Long-term liabilities of discontinued operations	-	3,791
Commitments and contingencies
Total stockholders' deficit	(1,031)	(1,415)

Total liabilities and stockholders’ deficit	$4,738	$11,034

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year-to-Date	Fiscal Year-to-Date
	September 7, 2013	September 8, 2012
(In millions)	(28 weeks)	(28 weeks)

Cash flows from operating activities
Net earnings (loss)	$125	$(70)
Income from discontinued operations, net of tax	191	4
Net loss from continuing operations	(66)	(74)
Adjustments to reconcile Net loss from continuing operations to Net cash provided by (used in) operating activities - continuing operations:
Asset impairment and other charges	186	46
Net gain on sale of assets and exits of surplus properties	(18)	(5)
Depreciation and amortization	168	198
LIFO charge (credit)	(1)	4
Deferred income taxes	7	(17)
Stock-based compensation	15	9
Net pension and other postretirement benefits cost	43	54
Contributions to pension and other postretirement benefit plans	(95)	(84)
Other adjustments	17	10
Changes in operating assets and liabilities	(376)	(94)
Net cash provided by (used in) operating activities - continuing operations	(120)	47
Net cash provided by (used in) operating activities - discontinued operations	(111)	368
Net cash provided by (used in) operating activities	(231)	415

Cash flows from investing activities
Proceeds from sale of assets	6	8
Purchases of property, plant and equipment	(37)	(155)
Other	2	2
Net cash used in investing activities - continuing operations	(29)	(145)
Net cash (used in) provided by investing activities - discontinued operations	112	(162)
Net cash (used in) provided by investing activities	83	(307)

Cash flows from financing activities
Proceeds from issuance of debt	2,052	1,598
Proceeds from sale of common stock	175	-
Payments of debt and capital lease obligations	(1,964)	(1,588)
Payments of debt financing costs	(146)	(59)
Dividends paid	-	(37)
Other	(1)	(2)
Net cash (used in) provided by financing activities - continuing operations	116	(88)
Net cash used in financing activities - discontinued operations	(36)	(29)
Net cash (used in) provided by financing activities	80	(117)
Net decrease in cash and cash equivalents	(68)	(9)
Cash and cash equivalents at beginning of year	149	157
Cash and cash equivalents at the end of period	$81	$148
Less cash and cash equivalents of discontinued operations at end of period	$-	$(79)
Cash and cash equivalents of continuing operations at end of period	$81	$69

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures reflected below exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q, Annual Report on Form 10-K for the fiscal year ended February 23, 2013 and Current Report on Form 8-K filed September 6, 2013.

TABLE 1: SECOND QUARTER FISCAL 2014 RECONCILIATION OF NET EARNINGS FROM CONTINUING OPERATIONS TO NET EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Quarter Ended September 7, 2013
(In millions, except per share data)	Before Tax	After Tax	Diluted Earnings Per Share

Net earnings from continuing operations	$61	$39	$0.15
Adjustments:
Legal settlement charge	5	3	0.01
Gain on sale of property	(14)	(9)	(0.03)

Net earnings from continuing operations after adjustments	$52	$33	$0.13

TABLE 2: FISCAL 2014 YEAR-TO-DATE RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO NET EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Year-to-date Ended September 7, 2013
(In millions, except per share data)	Before Tax	After Tax	Diluted Earnings Per Share

Net loss from continuing operations	$(106)	$(66)	$(0.26)
Adjustments:
Unamortized financing cost charges and original issue discount acceleration	98	60	0.24
Debt refinancing costs	71	44	0.17
Severance costs and accelerated stock-based compensation charges	39	24	0.09
Asset impairment and other charges	14	9	0.03
Legal settlement charge	5	3	0.01
Contract breakage and other costs	5	2	0.01
Gain on sale of property	(14)	(9)	(0.03)

Net earnings from continuing operations after adjustments	$112	$67	$0.26

TABLE 3: SECOND QUARTER FISCAL 2013 RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Quarter Ended September 8, 2012
(In millions, except per share data)	Before Tax	After Tax	Diluted Earnings Per Share

Net loss from continuing operations	$(87)	$(56)	$(0.26)
Adjustments:
Unamortized financing cost charge	22	14	0.07
Asset impairment and other charges	17	11	0.05
Store closure impairment charges	12	7	0.03
Multi-employer pension withdrawal costs and severance	7	4	0.02

Net loss from continuing operations after adjustments	$(29)	$(20)	$(0.09)

TABLE 4: FISCAL 2013 YEAR-TO-DATE RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Year-to-date Ended September 8, 2012
(In millions, except per share data)	Before Tax	After Tax	Diluted Earnings Per Share

Net loss from continuing operations	$(126)	$(74)	$(0.35)
Adjustments:
Unamortized financing cost charge	22	14	0.07
Asset impairment and other charges	17	11	0.05
Store closure impairment charges	12	7	0.03
Multi-employer pension withdrawal costs and severance	7	4	0.02

Net loss from continuing operations after adjustments	$(68)	$(38)	$(0.18)

TABLE 5: RECONCILIATION OF OPERATING EARNINGS (LOSS) FROM CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

	Fiscal Quarter Ended	Fiscal Quarter Ended	Fiscal Year-to-Date	Fiscal Year-to-Date
	September 7, 2013	September 8, 2012	September 7, 2013	September 8, 2012
(In millions)	(12 weeks)	(12 weeks)	(28 weeks)	(28 weeks)

Independent Business operating earnings, as reported	$73	$52	$128	$120
Adjustments:
Severance costs and accelerated stock-based compensation charges	-	-	13	-
Contract breakage and other costs	-	-	1	-
Gain on sale of property	(14)	-	(14)	-
Independent Business operating earnings, as adjusted	59	52	128	120
Independent Business depreciation and amortization	11	15	29	35
LIFO charge	-	1	1	1
Independent Business adjusted EBITDA(1)	$70	$68	$158	$156

Save-A-Lot operating earnings, as reported	$32	$17	$84	$76
Adjustments:
Severance costs	-	-	2	-
Store closure impairment charges	-	12	-	12
Asset impairment and other charges	-	4	3	4
Legal settlement charge	5	-	5	-
Save-A-Lot operating earnings, as adjusted	37	33	94	92
Save-A-Lot depreciation and amortization	15	16	35	37
LIFO charge	-	-	-	-
Save-A-Lot adjusted EBITDA(1)	$52	$49	$129	$129

Retail Food operating earnings (loss), as reported	$7	$(5)	$32	$4
Adjustments:
Severance and multi-employer pension withdrawal costs and accelerated stock-based compensation charges	-	4	7	4
Asset impairment and other charges	-	13	9	13
Contract breakage and other costs	-	-	2	-
Retail Food operating earnings, as adjusted	7	12	50	21
Retail Food depreciation and amortization	44	55	104	126
LIFO charge (credit)	(1)	1	(2)	3
Retail Food adjusted EBITDA(1)	$50	$68	$152	$150

Corporate operating loss, as reported	$-	$(76)	$(50)	$(178)
Adjustments:
Severance costs and accelerated stock-based compensation charges	-	3	17	3
Contract breakage and other costs	-	-	2	-
Asset impairment and other charges	-	-	2	-
Corporate operating loss, as adjusted	-	(73)	(29)	(175)
Corporate depreciation and amortization	-	-	-	-
Corporate adjusted EBITDA(1)	$-	$(73)	$(29)	$(175)

Total adjusted EBITDA(1)	$172	$112	$410	$260

Pro forma adjustment:
Incremental administrative expense reimbursements(2)	-	35	11	81

Total pro forma adjusted EBITDA(1)(2)	$172	$147	$421	$341

(1) The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge (credit) and any unusual items.

(2) Incremental administrative expense reimbursements represents additional fees that the Company would have received under the Transition Services Agreements between SUPERVALU INC. and New Albertson's, Inc. ("NAI") and between SUPERVALU INC. and Albertson's LLC ("ABS") entered into in connection with the sale of the NAI retail banners to AB Acquisition, LLC (the "NAI TSA") on March 21, 2013 (the "NAI Banner Sale"), net of the fees recognized under the previous agreement between SUPERVALU INC. and ABS, which was terminated on the closing of the NAI Banner Sale. The NAI TSA provides NAI and ABS with certain administrative and other services following the closing of the NAI Banner Sale for an initial term of two and a half years following the sale and is subject to certain adjustments under the terms of the agreement, such as a decrease in the number of stores and distribution centers operated by NAI and ABS. Upon commencement of discontinued operations presentation in accordance with GAAP, SUPERVALU INC. retained certain administrative functions for which SUPERVALU INC. agreed to provide transitional services to NAI similar to those previously provided to ABS. This pro forma adjustment is intended to provide investors an understanding as to the effects of administrative expenses reported by SUPERVALU INC. under discontinued operations presentation in accordance with GAAP, which subsequent to the NAI Banner Sale are covered under the NAI TSA. This pro forma adjustment is directly attributable to the NAI Banner Sale and the presentation of reporting thereon, is derived from the terms of the NAI TSA, and will have a continuing impact on SUPERVALU INC.'s results.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com